Exhibit 10.23

                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


This Agreement is entered into between Rockwell Collins, Inc. located at 2001 West Mission Boulevard, Pomona, CA 91766-1020 (hereinafter referred to as "Rockwell" or "Buyer"), and SNAP2 Corporation, located at 10641 Justin Drive, Des Moines, Iowa (hereinafter referred to as "Seller").

In consideration of the promises contained herein, the parties agree to the following terms and conditions:

1.   SCOPE OF SERVICES

     During the term of this Agreement, Seller shall furnish the services set forth in Statement of Work, ASU ASIC Verification Software, Project no. 1048A, attached hereto and made a part hereof. Such services shall be performed by individuals as employees of Seller, an independent contractor, and not as employees of Buyer. If the services are to be performed at Buyer's plant, Seller's employees shall abide by rules established by Buyer. Signing and returning the acknowledgment copy of this agreement shall constitute acceptance of this Agreement. All use or reference to the phrase "this Agreement" contained herein, or in any document incorporated by reference, shall mean and be construed to include this Services Agreement and any Purchase Orders released hereunder.

2.   TERM OF AGREEMENT

     The Agreement shall commence on Nov. 02, 2001 and be concluded on May 9, 2002.

3.   BILLING AND PAYMENT

     3.1 As compensation for services to be performed by Seller hereunder, Buyer shall pay Seller at the rates set forth in the Schedule and to the extent, if any, expressly provided for in the Schedule, reimbursements for certain costs, such as travel expenses incurred in the performance of services hereunder. Buyer shall not have any liability for any other expenses or costs incurred by Seller hereunder, unless otherwise provided in the Schedule.

     3.2 Seller shall invoice Buyer at monthly intervals, or as otherwise specified in the Schedule. Invoices shall be mailed to:

                            Rockwell Collins, Inc.
                            400 Collins Road, N.E.
                            Cedar Rapids, IA   52498
                            Attn:  Accounts Payable

     3.3  Each invoice submitted by Seller shall provide the following:

          a) Invoices for services and reimbursable expenses shall contain the following statement signed by the Seller, or if this Agreement is with a firm, an officer or authorized representative of the firm:

                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


               "I hereby certify, to the best of my knowledge and belief, that this invoice is correct, and that all items invoiced are based upon actual costs incurred or services rendered consistent with the terms of the Support Services Agreement and associated Schedule."

          b) Provide complete supporting detail, including name(s) of person(s) who performed the services, dates of services, hours or days worked and billing rates.

          c) Identify the task and completion date if this Agreement is based upon a fixed sum payment.

          d)   Be accompanied by (i) an itemized listing of amounts claimed,
               (ii) pertinent information relative to the expenses, and (iii) receipts, to document the expenses when reasonably available.

     3.4 Seller shall not take any action hereunder which could cause the amount for which Buyer would be obligated to pay Seller to exceed the sum of [Confidential Treatment has been requested for this portion of this Exhibit]. Notwithstanding any other provisions of this Agreement, Buyer shall not be obligated to pay Seller any amount in excess of the aforementioned sum, provided however, that this sum may be increased from time to time by Buyer in writing.

4.   RELEASE OF NEWS INFORMATION AND ADVERTISING

     Seller shall not, without the prior written consent of Buyer: (a) make any news release, public announcement, denial or confirmation of all or any part of the subject matter of this Agreement.

5.   ASSIGNMENT AND SUBCONTRACTING

     Performance of this Agreement may not be assigned or subcontracted in whole without, in each case, the prior written consent of Buyer. In the event Seller designates employees or agents other than as specified herein, such individual shall sign a confidentiality agreement prior to commencing work on behalf of the Buyer. In the event that during the term of this Agreement, any of Buyer's divisions or affiliates or any location or other portion of any such division or affiliate is sold or merged with another company or entity, such sold or merged entity may continue to operate under the terms and conditions of this Agreement for continued services hereunder for the twelve (12) month period following the effective date of such business change.

6.   CANCELLATION/TERMINATION

     Buyer shall have the right to cancel this Agreement or any part thereof at any time by providing written notice to Seller:

     a) For Convenience - In case of cancellation by Buyer of all or any part of this Agreement without cause, any cancellation claim must be submitted to Buyer within sixty (60) days after the effective date of cancellation and shall be subject to an audit. Seller shall be entitled to its direct costs already incurred in the performance of the work cancelled, which together may not exceed the contract price of the work canceled. Upon receipt of a notice of cancellation from Buyer,


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

                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


          Seller shall stop work and immediately take the necessary action to ensure that all work under the Agreement shall cease and to the extent specified in Buyer's notice of cancellation, that all subcontracts and orders are forthwith terminated immediately. The provisions of this subparagraph shall not limit or affect the right of Buyer to cancel this Agreement "For Cause" and shall not apply to a breach of contract. In no event shall Buyer be liable for punitive, indirect, special, incidental or consequential damages for termination pursuant to this provision.

     b) For Cause - Buyer may by written notice to Seller, without prejudice to any other rights or remedies provided under this Agreement by law or in equity, terminate this Agreement in whole or in part in any of the following circumstances: (i) if Seller has been declared bankrupt, makes an assignment for the benefit of creditors, or is in receivership; or (ii) if Seller fails to perform the work or deliver the supplies in accordance with the performance requirements or delivery schedules specified herein or any extension thereof; or (iii) if Seller (A) fails to perform any of the other terms of this Agreement, or (B) so fails to make progress as to endanger the performance of this Agreement in accordance with its terms, and in either of the two circumstances enumerated in this provision 6(b)(iii)(A) or 6(b)(iii)(B), does not cure such failure within a period of ten (10) days (or such longer period as Buyer may authorize in writing) after receipt of notice from Buyer specifying such failure. In the event Buyer terminates this Agreement in whole or in part as provided in paragraph (b) of this provision, Buyer may procure, upon such terms and in such manner as it may deem appropriate, services similar to those so terminated, and Seller shall be liable to Buyer for any excess costs, reasonably incurred for such similar supplies or services; provided that Seller shall continue the performance of this Agreement to the extent not terminated under the terms of this provision.

7.   INTELLECTUAL PROPERTY

     a) All information and data, regardless of form, generated or designed in the performance of or delivered under this Agreement, as well as any information provided to Seller by Buyer, shall be and remain the sole property of Buyer. Seller grants Buyer an unlimited, unrestricted and non-exclusive, fully-paid, world-wide license to all background intellectual property of Seller necessary to fully practice and utilize any design or product (including software) resulting from performance hereunder. Seller shall keep all information and data generated pursuant to this Agreement in confidence and not disclose or use it for any purpose other than in performing this Agreement, except with Buyer's prior written approval. In the event that the copyright in any data and information generated in the performance of this Agreement does not vest in Buyer by law, Seller hereby agrees to assign the copyright in all such data and information to the Buyer. These obligations shall survive the termination of this Agreement. Seller further agrees not to knowingly include any material copyrighted by others in technical data delivered under this Agreement without first obtaining, at no additional cost and for the benefit of Buyer, a license therein of the same scope as set forth herein.

     b) Seller agrees that all Seller owned data, including but not limited to tapes, photo prints and other graphic information, furnished with items or required to be furnished by this Agreement, together with any information furnished orally, shall be free from proprietary restriction. Data for which a restrictive use marking is authorized herein or by special agreement, may be


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                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


          duplicated and used by Buyer in performance of its present and future contracts including preparation of logistics and instructional information and delivery thereof as required by customer contract, provided that Seller's data subject to restrictive use marking as authorized herein, so long as the information is not legally available to Buyer from other sources, shall not be disclosed outside Buyer or its customers without Seller's permission. Seller further agrees to furnish additional data required by Buyer to support Buyer's requirements for logistics, maintenance, and operational data for Buyer's customers within three (3) years of final delivery for a reasonable price for preparation and delivery, including generation thereof, if required.

8.   PATENT INDEMNITY

     Seller hereby indemnifies Buyer, its successors, assigns, agents, customers, and users of the articles against loss, damage, or liability, including costs and expenses, including attorneys' fees, which may be incurred on account of any suit, claim, judgment, or demand involving infringement or alleged infringement of any copyright, trademark, or patent rights in the manufacture, use or disposition of any articles supplied hereunder in any form or media, provided Buyer shall notify Seller of any suit instituted against it, and to the full extent of its ability to do so shall permit Seller to defend the same or make settlement in respect thereto. Buyer does not grant indemnity to Seller for infringement of any patent, trademark, copyright, or data rights.

     Seller shall not be liable to Buyer in the event any claim or threatened claim is solely or wholly based on product specifications designed and, or provided by Buyer. Upon Seller's demand, Buyer will defend, indemnify and hold Seller harmless from claims directly relating to violations of intellectual property rights of a third party where the infringement is directly associated with Buyer's designed Product or specifications.

9.   INDEMNIFICATION

     Seller hereby agrees to indemnify and hold harmless Buyer, its affiliates and their respective successors and assigns, and its and their respective directors, officers, agents and employees, from and against any and all claims, liabilities, damages, losses, causes of action and judgments brought by any person, corporation, governmental entity or other entity not a party to this Agreement, whether arising from injury or death to persons or loss or damage to property or otherwise (collectively "Third Party Claims"), and reasonable attorneys' fees and costs and expenses incident thereto to the extent such Third Party Claims arise from (a) any defect in the design, workmanship or material of any product or associated software delivered by Seller to Buyer hereunder and/or (b) any negligence (whether active or passive) or willful misconduct of Seller, its contractors of any tier or its or their directors, officers, agents, or employees. This indemnity shall survive the termination or expiration of this Agreement for a period of five (5) years.

10.  CHANGES

     Buyer within the general scope of this Agreement, may at any time, by a written notice to Seller, issue additional instructions, require additional services or direct the omission of services covered by this Agreement. If any such change causes an increase or decrease in the cost of, or the time required for,


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

                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


     the performance of any part of the work under this Agreement, an equitable adjustment shall be made in the price or delivery schedule, or both, and this Agreement modified in writing accordingly. Information, advise, approvals or instructions given by Buyer's technical personnel or other representatives shall be deemed expressions of personal opinion only and shall not affect Buyer and Seller rights and obligations hereunder unless set forth in a writing which is signed by a member of Buyer's procurement department and which expressly states that it constitutes an approval, amendment, or change to this Agreement. Any claim by Seller for an adjustment must be made in writing within thirty (30) days of the receipt of any such notice. Nothing in this clause shall excuse the Seller from proceeding without delay to perform this Agreement as changed.

11.  NOTICES

     Any notice shall be considered as having been given (i) to Rockwell if mailed by certified mail, postage prepaid to Rockwell Collins, Inc., Passenger Systems, 2001 West Mission Boulevard, Pomona, CA 91766-1020,
     Attn: Randy Gauldin, Subcontracts, Phone: (909) 868-6156, FAX: (909) 868-1241, E-mail: rrgauldi@collins.rockwell.com, or (ii) to Seller if mailed by certified mail, postage prepaid to: SNAP2 Corporation, 10641 Justin Drive, Des Moines, IA, Attn: Mark Mailinak, Phone: (512) 671-3613,
     FAX: (515) 331-3901, E-mail: mmalinak@earthlink.net

12.  CONFIDENTIAL OR PROPRIETARY INFORMATION

     Seller, its directors, officers, employees and agents shall preserve as confidential all information pertaining to Buyer's business and all technical and proprietary information obtained from Buyer in the performance of this Agreement. Seller further agrees that any data and information generated or delivered in the performance of this Agreement and any information and data furnished by Buyer shall (a) be kept in confidence and not be disclosed to third parties without the prior written approval of Buyer, and (b) shall not be used in the sale, production, manufacture or design of any article, material, process, methodology, study or report, except as otherwise provided herein, without Buyer's prior written consent. Seller agrees that this obligation shall survive the termination or expiration of this Agreement. Seller shall deliver all data and information to Buyer upon request and, in any event, upon the completion of all work hereunder or cancellation or expiration hereof, whichever shall first occur, and shall be fully responsible for the care and protection thereof until such delivery. Notwithstanding any other provision of this Agreement, the confidentiality obligations specified in this section will not apply to any Confidential Information received by Seller, which is or becomes publicly available without breach of this Agreement.

13.  BUYER'S PROPERTY

     All property used by Seller in connection with this Agreement which is owned, furnished, charged to or paid for by Buyer shall be and remain the property of Buyer subject to removal and inspection by Buyer at any time without cost or expense to Buyer and Buyer shall have free access to Seller's premises for the purpose of inspecting or removing such property. All such property shall be identified and marked as Buyer's property, used only for this Agreement and adequately insured by Seller at its expense for Buyer's protection. Seller shall assume all liability for and maintain and repair such property and return the same to Buyer in its original condition, reasonable wear and tear excepted, and


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                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


     when such property is no longer required hereunder. Seller shall furnish Buyer with a list thereof and shall comply with any Buyer disposition instructions applicable thereto.

14.  CONFLICT OF INTEREST

     Seller hereby represents and covenants that neither it nor any of its employees or representatives has or shall have directly or indirectly, any agreement with any official, employee or representative of any customer or of any government or governmental agency or of any political party under which any such receive either directly or indirectly anything of value whether monetary or otherwise as the result of or in connection with any action or contemplated action taken or requested to be taken by any government or governmental agency or any nature relating to Rockwell or any of its subsidiaries. Seller further represents and covenants that neither it nor any of its employees or representatives has offered or shall offer any gratuity to Rockwell's employees, agents or representatives with a view toward obtaining this Agreement or securing favorable treatment with respect thereto. Seller further represents that it will not engage in any activity, which presents a conflict of interest in light of its relationship with Rockwell.

     A. Movement of personnel, equipment, and tools on and off property site referred to in the Schedule and while on the site shall be in accordance with Rockwell's plant security and safety regulations. Rockwell will make copies of such regulations available to Seller upon request.

     B. If Seller is assigned a working area, it shall be Seller's responsibility to conform to good housekeeping rules including all Rockwell and other applicable rules and regulations by keeping the working area, as well as the designated area assigned to Seller for storage of material and equipment to be used in the performance of its work, in a clean neat and orderly condition.

     C. Seller will be required to observe all Rockwell and other applicable safety regulations for the protection of property and personnel.

15.  DISCLOSURE

     Rockwell shall have the right, in its discretion, to disclose the terms and conditions of this Agreement (as it may be amended from time to time), including without limitation amounts paid hereto, to agencies of the United States Government.

16.  REPORTS

     Seller will furnish all reports required hereunder in such form and detail as may be reasonably required by Rockwell.

17.  NOTICE TO BUYER OF LABOR DISPUTES

(a) Whenever Seller has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this Agreement, Seller shall immediately give notice thereof, including all relevant information, with respect thereto, to Buyer.

(b) Seller agrees to insert the substance of this clause, including this paragraph (b), in any subcontract hereunder to which a labor dispute may delay the timely performance of this Agreement.


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

                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


18.  RIGHTS, REMEDIES AND WAIVER

     The rights and remedies provided Buyer herein shall be cumulative, and in addition to any other rights and remedies provided by law or equity. A waiver of a breach of any provision hereof shall not constitute a waiver of any other breach.

19.  DISPUTES/APPLICABLE LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Iowa, without regard to its choice of law rules, but including the provisions of the Uniform Commercial Code of said State. This Agreement specifically excludes the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods and the U.N. Convention on the Limitation Period in the International Sale of Goods, as amended by Protocol. If a U.S.-based Seller, in the event that any claim or controversy arising out of this Agreement cannot be settled by the parties themselves, the parties agree to attempt in good faith to resolve such claim or controversy by mediation, through a mutually agreed upon, non-binding form of Alternate Dispute Resolution (ADR), through knowledgeable, non-lawyer representatives of each party. The parties shall split evenly all costs of ADR. Any dispute that is not settled by agreement of the parties or by such mediation may be settled by appropriate legal proceedings. Pending any decision, appeal or judgment in such proceedings or other settlement of any dispute arising under this Agreement, Seller shall proceed with the performance of this Agreement in accordance with the decision of the Buyer. If a foreign-based Seller, any disputes arising out of or in connection with this Agreement, which are not settled by negotiation, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of a sole arbitrator, the place for arbitration shall be London, England, and the proceedings shall be in English language. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Both parties hereby waive the right to refer the case to any other jurisdiction. The parties shall continue to perform their obligations under this Agreement pending the outcome of such arbitration.

20.  INSURANCE, INDEMNITY AND LIABILITY

     Seller hereby indemnifies, defends and holds Rockwell, its directors, officers, agents and employees, harmless against any and all claims, actions or demands against Rockwell, its directors, officers, agents and employees and against any and all damages, liabilities or expenses, including counsel fees, for personal injury to or death of any person and for loss or damage to any and all property, arising out of the acts or omissions of Seller under this Agreement. Seller shall carry and maintain Workers' Compensation and Commercial General Liability Insurance (including Contractual Liability), Professional Liability and Automobile Liability in such form as to protect Seller and Rockwell from any claims or damages for bodily injury, including death, and any damage of or to property which may arise from acts or omissions of Seller under this Agreement. Seller shall furnish Rockwell with original certificates of insurance, prior to the effective date of this Agreement and annually thereafter, evidencing minimum limits of liability of $1 million per occurrence combined single limit occurrence


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

                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


     for bodily injury (including death) and property damage for Commercial General Liability and Automobile Liability; Statutory Workers' Compensation, and Employer's Liability with a limit of $1 million; and Professional Liability with a per claim limit of $1 million. Such insurance shall be primary and non-contributing to any insurance maintained by Rockwell and the insurers will give thirty (30) days prior written notice to Rockwell in the event of cancellation or material change in coverage. The Commercial General Liability, Automobile Liability, and Workers' Compensation coverages will each include a waiver of subrogation in favor of Rockwell. Seller shall include Rockwell as an additional insured on Commercial General Liability insurance. Insurers must be reasonably acceptable to Rockwell and possess minimum Best's rating of `A -` and be licensed to conduct business in all states in which Seller shall operate as part of this Agreement. Failure to obtain and maintain the required insurance shall be considered a material breach of contract.

21.  PROFESSIONAL LIABILITY

     Seller agrees that all services performed hereunder by Seller, its employees and agents shall be performed by persons who are experienced and highly skilled in their professions and in accordance with high standards of workmanship in their field. Seller further agrees that all work hereunder will be fit and sufficient for the purpose intended. Seller shall be liable for all loss or damages to Rockwell, its directors, officers, agents, employees, and customers arising from its failure to comply with any provision hereof, and from any negligent act, error or omission of Seller, its agents and employees. Rockwell may, at its option, by contract or otherwise, replace or correct any defective materials or conditions resulting from said failures, acts, errors and omissions and recover the cost thereof from Seller.

22.  REPRESENTATIVES AND TECHNICAL ASSISTANCE

     The below listed representatives shall be available at all reasonable times and shall have the authority to act on behalf of their employer except the Rockwell representatives shall not have the authority to act in any manner which would result in an increase or decrease of the scope of work or of the price of this Agreement or which would otherwise change the provisions of this Agreement. Rockwell shall furnish such information and technical assistance to Seller as shall be reasonably required in connection with the Seller's work hereunder. However, no such information or assistance shall relieve Seller of its responsibility for the furnishing of a design in accordance with all the provisions of this Agreement, constitute an acceptance of Seller's work, nor relieve Seller of any of its obligations under this Agreement.

     A.   Rockwell's representative for administration of this Agreement is:
          Randy Gauldin, Subcontracts.

     B. Rockwell's representative for Engineering design is: Tim Yeung (Project Engineer).

     C.   Seller's Project Engineer responsible for contract performance is:
          Doug Hoffman (Project Engineer).

     D. Seller's representative for administration of this Agreement is Mark Malinak, Sales.


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                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


23.  SEVERABILITY

     If any provision or portion thereof of this Agreement is held to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless be given full force and effect, and the Parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the parties' intent on entering this Agreement.

24.  HEADINGS

     The headings of the Sections have been inserted for convenience of reference only and shall not affect the interpretation of any of the provisions of this Agreement.

25.  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

26.  AUTHORITY

     Each of the parties hereto represents that such party has the power and authority to enter into, execute, deliver and perform its respective obligations hereunder. The execution and delivery of this Agreement by each of the parties hereto, respectively, has been duly authorized. No other action on the part of any is required and execution by each party hereto constitutes a valid and binding obligation of such party, respectively, enforceable in accordance with its terms.

27.  RECORDS

     Buyer shall, until the expiration of three (3) years after final payment under this Agreement, have access to and the right to examine any directly pertinent books, documents, papers and records of Seller involving transactions related to this Agreement.

28.  BUYER APPROVALS AND REVIEWS

     The review or approval by Buyer of any work hereunder or of any designs, drawings, specifications or other documents prepared hereunder shall not relieve Seller of any of its obligations under this Agreement, nor excuse or constitute a waiver of any defects or nonconformity in any services furnished under this Agreement, nor change, modify or otherwise affect any of the provisions of this Agreement, including, but not limited to, the prices and delivery schedules contained herein.

29.  TAXES

     Seller is liable for and shall pay all taxes, impositions, charges and exaction imposed on or measured by this Agreement except those Buyer specifically agrees or is required by law to pay and which are


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                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


     separately stated on Seller's invoice. Prices shall not include any taxes, impositions, charges and exaction for which Buyer has furnished an exemption certificate.

30.  U.S. EXPORT CONTROL LAWS AND REGULATIONS

     Seller, for itself and any of its employees and agents who may be given access by Seller to technical information of Buyer, or who may be provided access to Buyer's premises in carrying out the services to be provided by Seller under this Agreement, acknowledges its obligations to control access to such technical information and to ensure that such access does not result in a violation of the U.S. Export Control Laws and Regulations.

31.  EVIDENCE OF CITIZENSHIP OR IMMIGRANT STATUS

     Buyer may be required to obtain information concerning citizenship or immigrant status of subcontractor personnel entering the premises of Buyer. Seller agrees to furnish this information before commencement of work and at any time thereafter before substituting or adding new personnel to work on Buyer's premises. Information submitted by Seller shall be certified by an authorized representative of Seller as being true and correct.

32.  U.S. GOVERNMENT COMMERCIAL ORDERS

     If this Agreement indicates that it is placed under a U.S. Government contract for the purchase of commercial items as defined in the Federal Acquisition Regulation, the following provision is incorporated herein:
     Federal Acquisition Regulation Provision 52.244-6, Commercial Items and Commercial Components, except that the term "Contractor" means Seller, "Subcontractor" means Seller's Subcontractor, and "Contract" means this Agreement. The actions required under the referenced clauses made applicable under this Clause shall constitute the entirety of Seller's Federal Acquisition Regulation obligations hereunder for such sales.

33.  SPECIAL U.S. GOVERNMENT PROVISIONS

     If this Agreement indicates that it is placed under a U.S. Government prime contract for firm fixed price orders for non-commercial materials and/or services, applicable special U.S. Government provisions are found in Attachment "A" and incorporated herein by reference to this Agreement. If this Agreement is placed pursuant to a U.S. Government prime contract with the National Aeronautics Space Administration (NASA) for firm fixed price orders for non-commercial materials and/or services, applicable special provisions are found in Attachment "A-1" and incorporated herein by reference to this Agreement.

34.  ENTIRE AGREEMENT

     This Agreement is intended by the Buyer and Seller as a final expression of their agreement and is intended also as a complete and exclusive statement of the terms of their agreement. No course of prior dealings, written or oral, between the parties, no usage of the trade nor acceptance or acquiescence in a course of performance rendered under this Agreement shall be relevant

                                                                        Rockwell
                                                                         Collins

SNAP2 Corporation                                       Agreement No. 4500601442
                                                               Date: Nov. 2,2001

                           SUPPORT SERVICES AGREEMENT


     to supplement, explain or be relevant to determine the meaning of the terms of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and opportunity for objection. No amendment or change of any kind shall be binding upon Buyer unless in writing and signed by an authorized representative of Buyer.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement which is effective as of the date of the last signature below.

SELLER                                     ROCKWELL COLLINS, INC.
                                           Passenger Systems


By:                                        By:
    ---------------------------------          ---------------------------------

Name: Mark Malinak                         Name: Randy Gauldin
      -------------------------------            -------------------------------

Title: V.P. Sales                          Title: Subcontracts
       ------------------------------             ------------------------------

Date:                                      Date:
      -------------------------------            -------------------------------


      -------------------------------
      Employer Identification No. *

     * This is the identifying number required to be used in Federal income tax and employment tax returns.

SNAP2 Consultants                                       Agreement No. 4500601442
                                                         Date: November 16, 2001

                                Statement of Work
                                       for
                         ASU ASIC Verification Software
                                Project No. 1048A

This Statement of Work (SOW) is governed by the Rockwell Collins Support Services Agreement (SSA) No. 4500601442 executed between the parties dated Nov. 16, 2001. Exhibits A, "Certificate of Compliance with U.S. Government Regulations"; Exhibit B, "Inventions and Patents Agreement and Protection of Proprietary Information Agreement"; and "End Use Certification", are attached hereto and made a part hereof.

1.   Scope

The scope of this statement of work is to describe the effort requested by Rockwell Collins Passenger Systems ("RCPS" or "Buyer"), to Snap2 Corporation ("SNAP2" or "Seller") for eTES ASU ASIC verification software.

2.   Definitions

The following is a list of definitions and acronyms that will be used throughout this document.

eTES         Enhanced Total Entertainment System
ENB          Engineering Notebook
DOORS        Dynamic Object Oriented Requirement System
IFE          In-Flight Entertainment
IPT          Integrated Product Team
PTR          Problem Trouble Report
SDF          Software Development Folder
SRS          Software Requirements Specification
SOW          Statement of Work
TES          Total Entertainment System
VSS          Visual Source Safe

3.   Referenced Documents

The following is a list of reference documents utilized by the Buyer's software engineering department, and are available to the Seller.

Document Number                 Title
---------------                 -----
ENB 7-6-2             TES Build Environment
PS-ENG-P-002          Integrated Product Teams (IPT) Procedure
PS-ENG-P-302          Software Process Deviation Procedure
PS-ENG-P-303          Software Development Folders Procedure
PS-ENG-B-304.01       TES Software Engineering Credit Taking Rules
PS-ENG-P-305          IFE PTR Package Review Procedure
PS-ENG-P-306          Software Build Procedure
PS-ENG-P-307          Software Integration Test Process Procedure
PS-ENG-T-307.01       Software Integration Test Plan Template
PS-ENG-P-308          Software Change Review Board Procedure
PS-ENG-G-308.01       IFE PTR User's Guide
PS-ENG-T-309.01       Software Functional Design Description Template
PS-ENG-P-312          Software Coding Procedure
PS-ENG-P-315          Unit Test Procedure

SNAP2 Consultants                                       Agreement No. 4500601442
                                                         Date: November 16, 2001


PS-ENG-S-316          TES Software Development Process Standard
832-8716-003          Engineering Technical Consistent Process
1300234-S520          Software Quality Engineering Plan for Passenger Systems

4.   Description of Work

[Confidential Treatment has been requested for this portion of this Exhibit]

5.   Standards and Procedures

The Seller shall perform all design, development, and test consistent with a set of software engineering best practices that have been approved by the Buyer. All software deliverable reviews between the Buyer and Seller shall occur as determined by the Buyer.

6.   Deliverables

The following list of software deliverables shall be provided to the Buyer. The Seller shall provide a electronic copy of all the deliverable documents in Microsoft Word Format compatible with Word version 97, or in the case of system/software requirements, a format compatible with the RCPS DOORS document control system.

     a)   Design documentation of all code developed for this contract.

     b)   All software source and binary code.

     c)   Test verification plan, test procedure and test results.

     d)   Build process steps used to build test verification software.

Seller will provide all software design and ASIC verification test procedures to Buyer for review and approval prior to the next phase of development.

7.   Milestone Schedule

The milestones and schedule items are described as follows.

----------------------------------------------------------------------------------------------------
       Milestones and Activities        Begin      End                  Deliverables
----------------------------------------------------------------------------------------------------
  1   Detailed design and proposal      8 Oct     2 Nov   Test plan, project plan and proposal
----------------------------------------------------------------------------------------------------
  2   Develop common test framework     7 Nov    29 Nov   Design documents, framework source code.
      software for low-level tests.
----------------------------------------------------------------------------------------------------
      Develop, execute and document     8 Nov     4 Dec   Design documents, source code and test
      FPGA1 low-level tests                               results.
----------------------------------------------------------------------------------------------------
  3   Develop, execute and document    15 Nov    19 Dec   Design documents, source code and test
      FPGA2 low-level tests                               results.
----------------------------------------------------------------------------------------------------
      Develop common test framework     7 Nov    10 Jan   Design documents, framework source code.
      software for high-level tests.
----------------------------------------------------------------------------------------------------
  4   High-level tests on FPGA2        15 Nov     6 Feb   Design documents, source code and test
                                                          results.
----------------------------------------------------------------------------------------------------
  5   High-level tests on ASIC          3 May     9 May   Test results and any modified code.
----------------------------------------------------------------------------------------------------

SNAP2 Consultants                                       Agreement No. 4500601442
                                                         Date: November 16, 2001


The dates and delivery contents may be modified during the course of the project based on agreements by the Buyer and Seller.

The success of this schedule is dependent on hardware delivery and the delivery of a working OS-9 port on each of the hardware platforms. These dependencies appear below for reference. Slips in any of these dates may have an impact on the project. The Buyer and Seller will assess the impact to schedule as soon as the slip condition is known.

    -----------------------------------------------------------------------------------------
                                   Hardware and OS Dependencies
    -----------------------------------------------------------------------------------------
         Hardware                   Description                Available     OS-9 Available
    -----------------------------------------------------------------------------------------
    FPGA1 - revision A  FPGA1 hardware plus gate array file   November 28     December 14
                          for basic operation of one UART,                  Console prompt
                          HDLC, Sequence lines, Manchester                        only
                                    encoding
    -----------------------------------------------------------------------------------------
    FPGA1 - revision B  FPGA1 hardware with full gate array   December 4       January 11
                                     features
                                                                             Full OS-9 port
    -----------------------------------------------------------------------------------------
    FPGA2 - revision A  FPGA2 hardware plus gate array file   December 10     December 21
                          for basic operation of the same
                           features as FPGA1 revision B                      Console prompt
                                                                                  only
    -----------------------------------------------------------------------------------------
    FPGA2 - revision B  FPGA2 hardware with full gate array    January 2       January 22
                           features sufficient to allow
                          OS-level debugging of Ethernet                     Full OS-9 port
                            driver and USB switch code
    -----------------------------------------------------------------------------------------
     FPGA2 - revision    Update to revision B, no software    January 21       January 22
        C (final)                changes required
    -----------------------------------------------------------------------------------------
           ASIC               Completed ASIC hardware          April 29          May 3
    -----------------------------------------------------------------------------------------

8.   Status Reports and Meetings

SNAP2 will submit reports on a weekly basis to the RCPS Technical Lead, Seat IPT Manager, and Technical Subcontract Manager, throughout the duration of the project. This report will describe the week's accomplishments as well as the developments planned for the following week. It will also discuss any issues related to the execution of the project, including risks.

SNAP2 uses Microsoft Project as its project scheduling tool. SNAP2 will create a detailed project plan that will specify task dependencies within the project as well as dependencies on events outside of SNAP2's control, such as hardware availability. Using this plan as the primary tool, SNAP2 will be able to modify task orders and priorities as necessary should changes occur with regard to hardware availability or functionality. SNAP2 will be able to determine whether or not the allocation of additional human resources to the project would benefit the schedule and will be able to provide RCPS with weekly updates to the schedule status.

In addition, the project managers and technical leads from Buyer and Seller shall hold periodic conference call to discuss any technical or project issues that exist. This regularly scheduled call will promote good

SNAP2 Consultants                                       Agreement No. 4500601442
                                                         Date: November 16, 2001


coordination between the Buyer and Seller, and will help maximize productivity and avoid wasting time on activities that will require later rework.

9.   Proprietary Headers

All Seller software deliverables shall use the Buyer's proprietary headers and cover sheets. It shall be understood that the Buyer has full publication rights of all documentation and software purchased from the Seller. All software files shall use the Buyer proprietary headers consistent with the current Buyer file header structure.

10.  Development & Configuration Control Tools

The Seller shall use the following development and Configuration Control tools to produce the software deliverables.

     a)   Microware Ultra C

     b) Microsoft Office 97' Compatible word processor for documentation deliverables.

11.  Field and Sustaining Support

This subcontract makes no provisions for the Seller to provide extended or field support of this product after Seller meets all the enclosed closure criteria requirements.

12.  Scope Management

During the period of this contract the Seller shall notify the Buyer's Subcontract PE of any request that is not covered in the stated requirements for this work scope. If the Technical Lead, IPT Manager, Subcontract PE, and Seller determine that the work request is outside the scope of this contract, then further discussions will be held with inclusion of the RCPS Subcontract Manager, to clearly define the new requirements and its impact to schedule and cost. If appropriate, this statement of work will be amended to address the work scope change.

13.  Key Personnel

            ----------------------------------------------------------
                Personnel                      Role
            ----------------------------------------------------------
            David Little             Buyer Seat IPT Manager
            ----------------------------------------------------------
            Tim Yeung                Buyer Seat Technical Lead /
                                     Subcontract PE
            ----------------------------------------------------------
            Randy Gauldin            Buyer Subcontracts Manager
            ----------------------------------------------------------
            Bob Mimiaga              Buyer Technical Subcontract Mgr.
            ----------------------------------------------------------
            Mark Malinak             Seller Vice President, Sales
            ----------------------------------------------------------
            Doug Hoffman             Seller Project Manager
            ----------------------------------------------------------
            Todd Earles              Seller Technical Lead
            ----------------------------------------------------------

14.  Payment

The Seat IPT Manager and Technical Lead shall sign and thus authorize payment for the invoices submitted by Seller.

Seller agrees to permit Buyer and/or its representative to verify any and all expensed fees and charges payable hereunder. Seller agrees to keep books and records in satisfactory form and content and to permit Buyer or its representatives to conduct verifications for audit purposes.

The payment for this contract shall be based on the fixed price of [Confidential Treatment has been requested for this portion of this Exhibit].

SNAP2 Consultants                                       Agreement No. 4500601442
                                                         Date: November 16, 2001


The payment milestones are associated with receipt of the following software deliverables:

  [Confidential Treatment has been requested for this portion of this Exhibit]

15.  Acceptance Criteria

The deliverables for this effort shall be considered acceptable when they have been received, reviewed and approved by RCPS. The milestones for this effort shall be considered acceptable when they have been approved by RCPS.

RCPS will have 10 business days to accept or reject the software as delivered. Should the software fail to perform as described, SNAP2 will have 5 business days to correct defects and resubmit the software to RCPS for final acceptance.

16. Subcontract Closing Criteria Requirements

All the terms of this subcontract will be considered successfully accomplished when the following closing criteria have been met:

     1. The Buyer receives reviews and approves all software deliverables identified in this contract.

     2. The Seller successfully achieves all milestones identified in this document.